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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2016

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

Registrant's telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        The information contained in Item 8.01 of this Current Report on Form 8-K regarding the Engineering, Procurement, and Construction Agreement (the EPC Agreement) between (i) Georgia Power Company, acting for itself and as agent for us, certain wholly-owned subsidiaries of the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light, and Sinking Fund Commissioners (collectively, the Co-owners), and (ii) Westinghouse Electric Company LLC and CB&I Stone & Webster, Inc. (collectively, the Contractor) with respect to the two new nuclear generating units under construction at Plant Vogtle, Units No. 3 and No. 4, and the related amendment thereto is incorporated into this Item 1.01.

Item 8.01.    Other Events.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Capital Requirements and Liquidity and Sources of Capital—Vogtle Units No. 3 and No. 4" and Note (G) to the Notes to Unaudited Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 for additional information regarding (1) Vogtle Units No. 3 and No. 4, (2) the EPC Agreement, (3) the related litigation in the U.S. District Court for the Southern District of Georgia between the Contractor and the Co-owners (the Vogtle Construction Litigation), (4) the acquisition by Westinghouse of CB&I Stone & Webster from Chicago Bridge & Iron Co., N.V. (the Acquisition), which was completed on December 31, 2015, and (5) the Term Sheet entered into by Westinghouse and the Co-owners on October 27, 2015 setting forth the terms of a settlement agreement to resolve disputes between the Co-owners and the Contractor under the EPC Agreement, pursuant to which (a) the Co-owners and the Contractor have (i) executed mutual releases of all open claims which had been asserted, including any potential extension of such open claims, as well as future claims based on events occurring prior to December 31, 2015, the effective date of the release, that potentially could have been asserted under the original terms of the EPC Agreement and (ii) filed motions with the Court, which were granted by an order of the Court on January 5, 2016, to dismiss the Vogtle Construction Litigation with prejudice and (b) the Co-owners, Chicago Bridge & Iron and The Shaw Group have executed mutual releases of any and all claims against each other arising out of the construction of Vogtle Units No. 3 and No. 4.

        In connection with the consummation of the Acquisition and in accordance with the Term Sheet, on January 8, 2016, Georgia Power, acting for itself and as agent for the other Co-owners, and the Contractor entered into an amendment to the EPC Agreement (the EPC Amendment), effective as of December 31, 2015, to implement the previously disclosed terms of the settlement included in the Term Sheet. In particular, the EPC Amendment (1) restricts the Contractor's ability to seek further increases in the contract price by clarifying and limiting the circumstances that constitute nuclear regulatory changes in law; (2) provides for enhanced dispute resolution procedures; (3) revises the guaranteed substantial completion dates under the EPC Agreement to match the currently estimated in-service dates of June 30, 2019 for Unit No. 3 and June 30, 2020 for Unit No. 4; (4) provides that delay liquidated damages will now commence from the currently estimated nuclear fuel loading date for each unit, which is December 31, 2018 for Unit No. 3 and December 31, 2019 for Unit No. 4, rather than the original guaranteed substantial completion dates under the EPC Agreement; and (5) provides that we, based on our ownership interest, will pay to the Contractor and capitalize to the project cost approximately $230 million, of which approximately $80 million has been paid previously under the dispute resolution procedures of the EPC Agreement. In addition, in accordance with the requirements of the Term Sheet, the EPC Amendment provides for the resolution of other open existing items relating to the scope of the project under the EPC Agreement, including cyber security.

        Additionally, on January 13, 2016, as a result of recent credit rating downgrades of the Toshiba Corporation, Westinghouse's parent company, Westinghouse provided the Co-owners with letters of credit in accordance with the terms of the EPC Agreement.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Not applicable.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: January 14, 2016	By:	/s/ MICHAEL L. SMITH Michael L. Smith President and Chief Executive Officer

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 8.01. Other Events.
  Item 9.01 Financial Statements and Exhibits
SIGNATURE